SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2003

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4560 Horton Street, Emeryville, CA	94608
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

Chiron Corporation announced on September 23, 2003, that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of $500 million principal amount of its 1-5/8% convertible debentures due 2033 and the shares of its common stock issuable upon conversion of the debentures.  Chiron will not receive any proceeds from any resale by the selling security holders of the debentures or the shares of common stock issuable upon conversion of the debentures.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT NUMBER

99.1

Press release by Chiron Corporation dated September 23, 2003, relating to the Company’s announcement of the filing of a registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of its convertible debentures and the shares of Chiron common stock issuable upon conversion of the debentures, referred to in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date: September 23, 2003	By:	/s/ William G. Green
William G. Green
Senior Vice President,
General Counsel and
Secretary